UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of report:  December 6, 2007
(Date of earliest event reported)

PHOTON DYNAMICS, INC.
(Exact name of registrant as specified in charter)

California	000-27234	94-3007502
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5970 Optical Court
San Jose, California 95138-1400
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:  (408) 226-9900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 8.01	Other Events.

SIGNATURES

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 6, 2007, Photon Dynamics, Inc. (the “Company”) and Michael Schradle, the Company’s chief financial officer, entered into a transition agreement pursuant to which Mr. Schradle will transition from the Company.  Mr. Schradle will continue to serve as chief financial officer during a transition period with the goals of completing the Company’s pending restatement and assuring a smooth transition.  The transition period will end when the Company files its fiscal 2007 Form 10-K or upon the Company’s earlier appointment of a successor chief financial officer, but no later than March 31, 2008.  If Mr. Schradle remains with the Company through this transition period, in exchange for a general release of claims, he will receive separation benefits equal to nine months of his base salary and health benefits (or, if longer, his base salary and health benefits through December 31, 2008).  The Company is commencing a search for a new chief financial officer.

Item 8.01	Other Events.

On December 11, 2007, the Company announced that it filed an extension request with the NASDAQ Listing Qualifications Panel requesting an additional period, until January 23, 2008, to file its fiscal 2007 Form 10-K with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PHOTON DYNAMICS, INC.

Dated: December 11, 2007	By:	/s/ Carl C. Straub Jr.
Carl C. Straub Jr.
General Counsel and Secretary